Corporate Presentation David J. Mazzo, PhD Chief Executive Officer March 2017 | NASDAQ: CLBS

Forward-looking statements advisory Additional Information About the Transaction and Where to Find it: Caladrius intends to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with, among other things, the proposed sale to Hitachi Chemical Co. America, Ltd. (“Purchaser”) of the 80.1% membership interest in PCT that Purchaser does not already own (the “Sale”). Investors and stockholders of Caladrius are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about Caladrius and the Sale. The proxy statement and other relevant materials (when they become available), and any other documents filed by Caladrius with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by Caladrius by directing such requests to Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170, Attn: Jacquelyn Briggs or jbriggs@caladrius.com, Telephone: (646) 606-2221. Participants in the Solicitation: Caladrius and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Caladrius’ stockholders in connection with the Sale. Information regarding Caladrius’ directors and executive officers is contained in Caladrius’ proxy statement on Schedule 14A filed with the SEC on May 10, 2016. Additional information regarding the participants in the solicitation of proxies in respect of the Sale and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement when it becomes available. Safe Harbor for Forward Looking Statements: This Corporate Presentation contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the Sale, the possibility of obtaining the milestone payment, the possibility of obtaining stockholder or other approvals or consents for the Sale and Caladrius’ future prospects. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual events or results to differ materially from those set forth in the forward-looking statements, including, without limitation: risks and uncertainties relating to potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Sale; unexpected costs, charges or expenses relating to or resulting from the Sale; litigation or adverse judgments relating to the Sale; risks relating to the completion of the proposed Sale, including the risk that the required stockholder vote might not be obtained in a timely manner or at all, or other conditions to the completion of the Sale not being satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their review of the Sale; any changes in general economic and/or industry-specific conditions; and other risks detailed in Caladrius’ filings with the SEC, including those disclosed under “Item 1A. Risk Factors” in Caladrius’ Annual Report on Form 10-K filed with the SEC on March 17, 2017 and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Corporate Presentation. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Corporate Presentation or with respect to the matters described herein. 2

Caladrius transforms cells into therapies 3

Caladrius historical hybrid business model 4 Cell Therapeutics CLBS03 CDMO PCT

Caladrius business model evolution plan 5 CDMO PCT Cell Therapeutics CLBS03

Caladrius business model evolution plan 6 CDMO PCT Cell Therapeutics CLBS03

Caladrius business model evolution – two healthy companies emerge 7 Cell Therapeutics PCT CDMO

Caladrius unlocks PCT value and preserves intimate working relationship 8 Capital for Growth Cell Therapeutics PCT CDMO

Focused, funded and poised for growth1 • Pure-play Cell Therapy therapeutics development company • Two technology platforms on which to build - T regulatory cells for immune modulation - CD34 for ischemic repair • On-going landmark phase 2 study of CLBS03 in recent onset type 1 diabetes - Strategic relationship with Sanford Research (CLBS retains all product rights) - ~$12.2 million CIRM grant awarded • Phase 2 protocol in Critical Limb Ischemia for CLBS12 ready to initiate in Japan - Positive results should qualify product for early conditional approval in Japan • Well-funded with cash on hand >~$70 million • Debt-free 9 1. After the expected PCT sale in May 2017

Immune Modulation 10

T regulatory cell technology platform built on a strong foundation • T cell technology licensed from University of California at San Francisco (Jeffrey Bluestone – pioneer in T cell biology, et al) and the Centenary Institute • Autologous ex-vivo expanded polyclonal T regulatory cells • Exclusive rights to an international portfolio of issued and pending patents • PCT-developed and optimized proprietary manufacturing process - Discounted development and manufacturing services rates from PCT for seven years 11

T Regulatory Cells (Tregs): Restoring immune balance and function • Deficiency in number or function of Tregs vs. T effector cells manifests as autoimmune disease • Augmentation of number/potency of Tregs is intended to restore the immune system to its “native” state and reduce/eliminate autoimmune disease symptoms 1 Normal immune system: immune balance 2 Autoimmunity: immune imbalance 3 Infusion of Tregs: balance restored T regulatory cells T effector cells Natural polyclonal T regulatory cells 12

Polyclonal T regulatory cell therapy is potentially applicable across multiple autoimmune, alloimmune and allergic diseases

Combined markets represent a multi-billion dollar opportunity:



	Recent-Onset Type 1 Diabetes	Neuromyelitis Optica (NMO)[1]	Uveitis	Cutaneous Lupus	Graft-versus-host Disease (GVHD)	Kidney Transplant	Scleroderma	SLE - Lupus
Global Patients[2]	86,000[3]	13,930	254,869	1,993,080	12,529	3,123	165,537	553,968
Clinical Study Endpoints	C-peptide, insulin use	EDSS, visual acuity	Response rates	CLASI, Skindex-29	GHVD-free survival	Failure rates	mRSS, CRISS, sHAQ	BILAG, SELENA-SLEDAI
Biomarkers	C-peptide, others	NMO-IgG antibody	N/A	Cell type analysis	N/A	Renal function	Cytokines, B cells	B cell counts

Additional potential indications:

- Lupus Nephritis
- Steroid resistant asthma
- Rheumatoid arthritis
- Multiple sclerosis
- Bullous pemphigoid
- Crohn's Disease

1. Pending grant application to fund a Phase 1 study in NMO with decision expected in 1H 2017
2. Global Patient numbers include total patients from US, EU and Japan only.
3. Annual incidence of type 1 diabetes for patients <15 years old. IDF Diabetes Atlas, 7th Edition.

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Simple, cost-effective, proprietary Manufacturing process is scalable and commercially viable • Simple and efficient clinical manufacturing process: - Simple, less intrusive cell collection process (whole blood or, eventually, apheresis) - Reliable and well-characterized cGMP process - Extremely high Phase 2 manufacturing success rate to date - Introduction of cryopreservation step(s) is technically likely 1 Day 1: Blood draw or apheresis from patient 3 Day ~14: Infusion of Treg therapy to same patient Collection Processing Infusion 2 Day 2: Treg isolation, activation & expansion 14

CLBS03: Recent onset type 1 diabetes program overview • Ongoing Phase 2 clinical study in T1D (T-Rex trial) - California Institute for Regenerative Medicine up to $12 million grant awarded upon achievement of certain milestones - DSMB satisfactory assessment of safety of initial cohort achieved ahead of schedule - Final cohort enrollment underway • Strategic collaboration with Sanford Research - $5 million equity investment - Providing operating support for trial and clinical sites • International regulatory recognition - FDA Fast Track designation – First time granted to a T1D program - FDA Orphan designation - EU ATMP (Advanced Therapeutic Medicinal Product) classification 15

T Regulatory Cell (Tregs) therapy offers: An attractive medical and commercial opportunity for T1D • Each year >18,000 newly diagnosed patients under 20 years of age in US1; 3% CAGR worldwide2 • No curative treatments, only lifelong insulin therapy (often with serious co-morbidities) • Preserving remaining beta cell function in recent onset patients is expected to slow/stop disease progression and lead to long-term medical and pharmaco-economic benefits 1. SEARCH for National Diabetes Statistic Report, 2014 2. Maahs DM, et al. Endocrinol Metab Clin North Am. 2010 16

CLBS03 occupies a unique position in the type 1 diabetes treatment paradigm 17 Chronic symptom treatment Disease Modification (CLBS03) Function regeneration Approach Treatment of symptoms Reduce or eliminate disease progression; potentially curative Replace ability to produce insulin with new cells/organs; potentially curative Insulin Impact Improve therapeutic effect and/or efficiency of delivery of insulin and/or insulin analogs Avoid or reduce need for insulin by preserving active beta cells Avoid or reduce need for insulin by providing new beta cells Availability Currently available and more in development Currently in Phase 2 trial Many years of development remaining

US Study1 EU Study2 Dose 4-dose escalation cohorts (0.05 x 108 to 26 x 108 cells) 1 infusion (10 or 20 million cells/kg) or 2 infusions (30 million cells/kg total) Patients 14 adult patients with established T1D 22 patients aged 5-18 with T1D Results • Demonstrated safety/tolerance • No cytokine release, infectious complications or infusion reactions observed • >500 fold dose range tested • Established manufacturing feasibility • Can produce expanded Treg cell population with enhanced functionality • Implied durability of effect • Infused Tregs were stable and detected in peripheral circulation for 1 year At 12 months: • 6 treated patients achieved remission3 • 2 treated patients achieved insulin independence Published Phase I studies demonstrated Treg cell therapy to be: Well tolerated1,2, durable1 and preserving of beta cell function in children2 1. Bluestone, et al. Science Translational Medicine 2015 2. Marek-Trzonkowska, N et al. Clinical Immunology 2014 3. Remission Definition: Daily dose of insulin ≤ 0.5 UI/kg body weight & fasting c-peptide > 0.5 ng/ml at 12 months after recruitment 0 0.2 0.4 0.6 0.8 1 1.2 M e a n C -p e p ti d e (n g /m l) Fasting C-peptide levels stabilized One Year Control, n=10 Treatment, n=12 Day 0 Month 4 18

T-Rex Study: Phase 2 trial in adolescents with T1D initiated in March 2016 19 Rigorous Design • Double-blind, placebo-controlled, randomized (1:1:1) trial • Adolescent patients ages 12 to <18 with recent-onset (diagnosed within last 100 days) T1D Standard Endpoints • Preservation of C-peptide level, insulin use, severe hypoglycemic episodes, glucose and hemoglobin A1c levels Study Size • 111 patients enrolled across ~12 study sites in the USA Power • 80% power to detect a 0.2 pmol/mL difference in AUC mean C-peptide between active and placebo Study Execution • Strategic collaboration with Sanford Research providing operational resources and capital Treatment • Single infusion of CLBS03 (dose cohorts of 2.5 or 20 million cells/kg) or placebo infusion (control) NCT02691247 at www.clinicaltrials.gov for more details

2019 T-Rex Study: Timeline including near-term milestones 20 • Last (111th) patient randomized • 6-month follow-up of 50% of subjects • 50% of subjects treated • 70th subject enrolled Interim Analysis of Early Therapeutic Effect Topline Data: Primary Efficacy Endpoint 1 year Analysis 2016 Study initiation in March 2016 2017 2018 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q

Ischemic Repair 21

CD34 cell therapy is supported by a strong rationale

- **CD34 cells have been investigated in clinical studies encompassing >700 patients**
  - Pre-clinical studies document improved microcirculation[1]
  - Phase 2 clinical studies consistently show benefits in safety and function
    - Reduced amputation in critical limb ischemia[2]
    - Improved function in claudication[3]
    - Reduced angina and improved ETT in refractory angina[4]
    - Improved mortality and LVEF in dilated cardiomyopathy[5]
- **Opportunities exist across multiple underserved cardiovascular indications**
  - Coronary microvascular dysfunction (CMD)
  - Refractory angina
  - Critical limb ischemia (CLI) in Japan

1. Kalka et al. *PNAS.* 2000; Schatteman et al. J *Clin Invest* 2000.; Madeddu et al. *FASEB.* 2004.
2. Losordo et al. *Circ Cardiovasc Interv* 2012.
3. From US study (n=17); Not yet published
4. Losordo et al. *Circ Res* 2011.; Povsic et al. *JACC Cardiovasc Interv.* 2016.
5. Vrtovec et al. *Circ Res* 2013.

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23 Design • Prospective, open label, controlled, randomized trial • Patients with no-option CLI Advantageous Primary Endpoint • Time to continuous CLI free status Study Size • 35 patients enrolled across multiple centers in Japan Treatment • Up to 106 autologous G-CSF-mobilized peripheral blood-derived CD34+ cells/kg per affected limb Control/ comparator • SOC pharmacotherapy with drugs approved in Japan (e.g. antiplatelets, anticoagulants and vasodilators) • The choice of pharmacotherapy will be made by the investigators Mode of administration • Intramuscular, 20 injections in lower limb in single administration Japanese development program for critical limb ischemia: Designed to leverage new regulatory path to early conditional approval • Phase 2 protocol and CMC strategy completed in consultation with Japanese PMDA

Multiple grant opportunities in cardiovascular indications 24 Indication Coronary Microvascular Dysfunction Coronary Microvascular Dysfunction Grantor NIH Small Business Innovation Research Department of Defense Decision Expected 2Q17 2H17 Total Award Sought $1.9 million $6.9 million Trial Phase Early Phase 2 Phase 2 Number of Subjects 20 60 Study Initiation Within 5 months of award date 1Q 2018 Timing of Results 2018 2019/2020

Experienced executive team with broad domain-specific expertise David J. Mazzo, PhD Chief Executive Officer 30+ years of experience in all aspects of large and emerging global biotech, biopharma company operations, successful international drug development Joseph Talamo, CPA, MBA Senior VP and Chief Financial Officer Versatile finance executive with leadership experience in publicly traded development and commercial-stage companies; 20+ years of experience Douglas W. Losordo, MD Senior VP and Chief Medical Officer Leader in cell therapy research and development; renowned clinician with noteworthy academic and industry credentials; 25+ years of experience Todd Girolamo, JD, MBA Senior VP, General Counsel and Corporate Secretary Seasoned attorney with 25+ years of legal, finance and biotechnology industry experience Raj Prabhakar, MBA Senior VP, Business Development 20+ years experience, 16+ in biopharma sector. Previously at Celsion, PATH Global Vaccines, Osiris. Extensive transaction experience in oncology and Asia-Pacific. 25

2016 Goals Results in 2016 Grow and expand the PCT business on all fronts • 57% annual revenue growth to annual revenue of $35.3 million • Initiated global collaboration and license agreement with Hitachi Chemical • Began 5-year agreement with Adaptimmune for late-stage clinical supply Advance CLBS03 • Initiated Phase 2 T-Rex trial in T1D 1Q 2016 • Completed enrollment of first cohort of 19 patients in 3Q 2016 • Procured financial and clinical support from Sanford Research Execute with financial discipline • Reduced R&D (37%) and SG&A (32%) expenses significantly from 2015 levels Monetize non-core assets • Out-licensed certain oncology and dermatology product candidates Caladrius established a: Track record of achievement based on execution of the 2016 strategic plan 26

2017 Capital Catalysts and Impact YE2016 Financial Information Hitachi Acquisition of 80.1% of PCT from CLBS CIRM CLBS03 Grant Award (March 2017) Sept. 2016 PIPE – Second Tranche Cash: $14.7m • $5m on signing agreement (received March 17, 2017) • $2m from Sanford (accelerated payment from second tranche of Sept. 2016 PIPE) • $65m from Hitachi on closing, plus up to $5m after indemnification escrow released (expected May 2017)* Up to $12.2m with initial payment of ~$5.5m expected in April 2017 $2.4m triggered by 70th patient enrolled in T-Rex Study (expected 2Q17) Long-term debt: $5.7m • Settle any remaining debt on closing of PCT sale 27 Select Caladrius financial information *pending, among other closing conditions, CLBS stockholder approval

Caladrius offers multiple potential near-term value creating milestones

		Expected Timeframe
CLBS03	• DSMB safety assessment on 1st patient cohort	*Completed 2016*
	• Initiation of enrollment of 2nd patient cohort	*Completed 2016*
	• 50% of patients treated: starts clock to 6-mos. follow-up interim analysis	Mid-2017
	• 70th patient enrolled: triggers capital infusion	Mid-2017
	• Interim analysis assessing early therapeutic effect: 6 months post treatment of 50% patients	Late 2017/Early 2018
	• Analysis of 12 month data (primary efficacy endpoint); Go/No Go to Phase 3	Late 2018/Early 2019
	• 2-year follow-up complete	Late 2019
Other Technologies	• Initiate 35 patient Phase 2 trial in Japan for critical limb ischemia	2H 2017
	• Begin patient enrollment in 20 patient Phase 2 trial for coronary microvascular dysfunction based on NIH SBIR grant	2H 2017
	• Additional grant funding opportunities: CD34 program, multiple clinical indications	2017
	• Licensing opportunities for CLI in Japan and immuno-oncology in China: CLI program eligible for early conditional approval	2017
Financing	• Closing of Hitachi Chemical purchase of PCT from Caladrius for $75 million plus milestone (subject to shareholder approval and customary closing conditions)	Early May 2017

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Investor Relations Contact LHA Investor Relations Anne Marie Fields, Senior Vice President Phone: 212.838.3777 Email: afields@lhai.com Web: www.caladrius.com 29 NASDAQ: CLBS

PCT: Cell & Cell-Based Gene Therapy CDMO 30

PCT has been: A comprehensive development and manufacturing partner for 18 years • Expertise in multiple cell therapy types and therapeutic applications, including: - CAR-T, TCR, T-cell, NK cell, dendritic cells and CD34+ products, among others 31 cGMP Infrastructure Manufacturing Development cGMP Manufacturing Technology Transfer Quality Systems GTP Processing Global Logistics & Storage Innovation, Engineering and Automation Process Development & Optimization Analytical Development Regulatory Consulting Process Control

PCT’s deep experience is evidenced by: An extensive client list of renown cell therapy companies • Historically: >100 clients, 20,000 products and 6,000 patients • Critical contribution from PCT to development and/or clinical manufacturing • Several clients expected to be among next wave to reach commercialization 32 *Some clients request that PCT maintain their anonymity Selected Clients* Dedicated capacity contracts with PCT

465 Phase 2 1. Informa/Alliance for Regenerative Medicine. Regenerative medicine clinical trials are as of December 31, 2014 and December 31, 2016. Note that some Phase 2 trials are pivotal trials. 2. Based on company projections. FDA approvals based on pivotal cell therapy trials and historical rates of Phase 3 success and approval. • Expanding industry-wide pipeline with increasing number of players • Attractive revenue growth for PCT based on clinical contracts alone (2016 projection >30%) • Maturing development programs with commercial products on the near-term horizon • Major revenue growth opportunity for PCT based on transitioning clients to commercial manufacturing contracts 378 Total Regenerative Medicine Clinical Trials1 FDA-Approved Cell Therapies2 11 >20 2016 2020 projected 2014 2016 206 Phase 2 39 Phase 3 802 Total 133 Phase 1 66 Phase 3 271 Phase 1 33 PCT growth driven by: Growing and maturing cell and cell-based gene therapy market

PCT's modern cGMP manufacturing facilities offer flexibility and mitigate risk

- **Allendale, NJ (30,000 ft²) - owned**
  - 3 US-compliant cleanrooms
  - 5 EU and US-compliant cleanrooms (expansion completion in 2017)
  - Commercial product infrastructure
- **Mountain View, CA (25,000 ft²) - leased**
  - 7 US-compliant cleanrooms
  - Dedicated clinical manufacturing

- **Both locations feature:**
  - Process development, process and quality control, cryostorage capabilities
  - Convenient proximity to major transportation hubs (EWR, LGA, JFK / SFO, SJC, OAK)

Manufacturing Present → **Manufacturing Future**



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PCT delivers: A strategic solution that moves well beyond fee-for-service 35 Clinical Manufacturing Process Development Commercial Manufacturing Strategic Manufacturing Assessment Cell therapy product concept Client may enter at any stage